                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                     FORM 8-K


                                   CURRENT REPORT
                          Pursuant to Section 13 or 15(d) of
                          the Securities Exchange Act of 1934

                                    Date of Report
                           (Date of earliest event reported)
                                    April 25, 1997


                         COUNTRY WIDE TRANSPORT SERVICES, INC.
                 (Exact name of registrant as specified in its charter)


                            Commission File Number 0-23360


               DELAWARE                                  95-4105996
     (State or other jurisdiction                        (IRS Employer
   of incorporation or organization)                 Identification Number)



                                     119 Despatch Drive
                                  East Rochester, New York
                           (Address of principal executive offices)


                                            14445
                                          (Zip Code)


                         Registrant's telephone, including area code
                                        (716) 381-5470



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Item 5.   MATERIALLY IMPORTANT EVENTS
          ---------------------------

     Effective April 30, 1997, the Corporation's operating subsidiary, Vertex Transportation, Inc., secured a new three-year revolving line of credit with a commercial bank at $4 million.

     The company has received approval from a majority of its stockholders as well as the Board of Directors to increase the authorized number of common shares to 30 million, from 10 million.

     The company has received approval from a majority of stockholders as well as the Board of Directors to effectuate a one (1) for five (5) reverse split of the common stock, effective May 15, 1997.

     Effective April 25, 1997 the company completed a private placement to certain existing accredited stockholders in the amount of $1,644,000 in exchange for 16,440,000 shares of common stock.

Item 7.   EXHIBITS
          --------

     Exhibit 1 -- Press release dated May 1, 1997, issued by Registrant outlining events as listed.


                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                    COUNTRY WIDE TRANSPORT SERVICES, INC.
                                    -------------------------------------
                                    Registrant



Date:  May 7, 1997                  -------------------------------
                                    Timothy Lepper
                                    President & CEO